EXHIBIT 23.5



                       INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Post-Effective Amendment No. 5 on Form S-8 to Registration Statement No. 333-11471 on Form S-4 of Time Warner Inc. (formerly named TW Inc.) of our report dated April 20, 1995, with respect to the consolidated financial statements of KBLCOM Incorporated appearing in the Form 8-K of Time Warner Inc. dated August 14, 1996 and to the reference to us under the heading "Interests of Named Experts and Counsel" in the Post-Effective Amendment No. 5 on Form S-8 to Registration Statement No. 333-11471 on Form S-4.




DELOITTE & TOUCHE LLP

Houston, Texas
October 10, 1996